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                         INDEPENDENT AUDITORS' CONSENT
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We consent to the inclusion in this registration statement on Form S-4 of our report dated February 22, 2000, except for the last paragraph of Note 17 which is as of February 24, 2000, on our audit of the consolidated financial statements of NETLAN Enterprises Inc. and Subsidiaries as of December 31, 1999 and 1998 and for the years then ended. We also consent to the reference to our firm under the caption "Experts".


                                       /s/ Rothstein, Kass & Company, PC

New York, New York
March 9, 2000